            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 11, 2004, with respect to the financial statements and schedule of ATT Holding Co. and predecessor entities in the
Registration Statement (Form S-4 No. 333-XXXXXX) and related Prospectus of Ames
True Temper, Inc. dated March 24, 2005.

                                            /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 24, 2005